                                                               EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE

                                                     Three months ended
                                                         December 31,
(In thousands, except per share amounts)              1994        1993
                                                        (Unaudited)
Earnings per Common Share:

   Net income available to common stockholders....  $   896     $ 9,361
                                                    =======     =======

Shares:

   Weighted average number of shares
    outstanding ..................................   45,843      40,799


   Adjustments:

     Assumed issuances under acquisition
     contingencies................................    1,134          --

     Assumed issuances under stock option
     and stock purchase plans.....................      532       2,783


Total shares .....................................   47,509      43,582
                                                    =======     =======



Earnings per common share.........................  $   .02     $   .21
                                                    =======     =======


                                                               EXHIBIT 11


Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE
ASSUMING FULL DILUTION


                                                     Three months ended
                                                         December 31,
(In thousands, except per share amounts)              1994        1993
                                                        (Unaudited)
Earnings per Common Share:

   Net income available to common stockholders....  $   896     $ 9,361
                                                    =======     =======

Shares:

   Weighted average number of shares
    outstanding ..................................   45,843      40,799


   Adjustments:

     Assumed issuances under acquisition
     contingencies................................    1,134          --

     Assumed issuances under stock option
     and stock purchase plans.....................      628       3,656


Total shares .....................................   47,605      44,455
                                                    =======     =======



Earnings per common share.........................  $   .02     $   .21
                                                    =======     =======
